Exhibit 10.48




                THE PEP BOYS - MANNY, MOE & JACK

                   ANNUAL INCENTIVE BONUS PLAN
         (as amended and restated as of March 31, 1998)

          The Pep Boys - Manny, Moe & Jack, a Pennsylvania

corporation (the "Company"), established, effective January 29,

1989, an Executive Incentive Bonus Plan for the benefit of

officers of the Company who were eligible to participate as

provided therein.  On March 31, 1992, March 30, 1994, and March

31, 1995, the Board of Directors of the Company (the "Board")

amended the plan in numerous respects.  By action of the Board on

March 31, 1998, the plan was further amended to read in its

entirety as hereinafter set forth (the "Plan").

          1.   Purpose.  The Plan is intended to increase the

profitability of the Company by giving employees of the Company holding positions at the levels of officer or director (such employees being hereinafter collectively referred to as the

"Eligible Employees") a financial stake in the growth and

profitability of the Company.  The Plan has the further objective of enhancing the Company's compensation packages for Eligible

Employees, thus enabling the Company to attract and retain

officers and other key employees of the highest ability.  The

Plan is intended to provide Eligible Employees with incentive opportunities that:  (a) provide compensation opportunities which are competitive with other companies of similar size and industry focus; (b) focus Eligible Employees' attention on the

accomplishment of specific Company goals; and (c) recognize

different levels and types of individual contributions by

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providing a portion of the incentive payout for the achievement of individual objectives.  The Plan is intended to supplement,

not replace, any other bonus paid by the Company to any of its

 Eligible Employees and is not intended to preclude the

continuation of such arrangements or the adoption of additional bonus or incentive plans, programs or contracts.

          2.   Definitions.

               (a)  "Award Period" shall mean a measuring period

of one Fiscal Year.

               (b)  "Bonus" shall mean a cash payment made by the

Company to a Participant after an Award Period, based on

performance against specific predetermined performance objectives for both the Company and the Participant, as calculated in

accordance with the provisions of this Plan document.

               (c)  "Bonus Level" shall mean the level at which a

Participant shall participate in the Plan as set forth in

Paragraph 4(b) hereof.

               (d)  "CEO" shall mean the person elected to the

office of Chief Executive Officer of the Company by the Board of

Directors.

               (e)  "COO" shall mean the person elected to the

office of Chief Operating Officer of the Company by the Board of

Directors.

               (f)  "Compensation Committee" shall mean the

Compensation Committee of the Board.

               (g)  "Fiscal Year" shall mean the Fiscal Year of

the Company which ends on the Saturday nearest January 31 in each year.

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               (h)  "Participant" shall have the meaning set

forth in Paragraph 4 hereof.

               (i)  "Salary" shall mean the base salary of a

Participant for a Fiscal Year, including amounts which

Participant elects to forego to provide benefits under a plan which satisfies the provisions of Section 401(k) or Section 125 of the Internal Revenue Code, exclusive of all bonuses paid or accrued with respect to that Fiscal Year, whether or not pursuant to a plan or program.

          3.   Administration, Amendment and Termination.

               (a)  The Plan shall be administered by the

Compensation Committee acting by a majority vote of its members.

The Compensation Committee shall have the power and authority to take all actions and make all determinations which it deems

necessary or desirable to effectuate, administer or interpret the

Plan.  The Company's adoption and continuation of the Plan is voluntary.  The Compensation Committee shall have the power and authority to extend, amend, modify or terminate the Plan at any time, including without limitation, to change Award Periods, to determine the time or times of paying Bonuses, to establish and approve Company and individual performance goals and the relative weightings of the goals, and to establish such other measures as may be necessary to meet the objectives of the Plan.  In

particular, but without limitation of the foregoing, the

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Compensation Committee shall have the power and authority to make any amendments or modifications to the Plan which may be

necessary for the Plan to comply with Section 162(m) of the

Internal Revenue Code of 1986, as amended.  An action to

terminate or to substantively amend or modify the Plan shall become effective immediately upon its adoption or on such date as specified by the Compensation Committee, but not with respect to any Fiscal Year prior to the Fiscal Year in which the

Compensation Committee so acts.

               (b)  All actions taken and all determinations made

by the Compensation Committee in accordance with the power and authority conferred upon the Compensation Committee under

Paragraph 3(a) above shall be final, binding and conclusive on all parties, including the Company and all Participants.

          4.   Participants.

               (a)  Each Eligible Employee shall be entitled to

participate in the Plan for each Fiscal Year or portion thereof in which such employee holds a position at the level of officer or director of the Company (the "Participants", or individually,

"Participant"), unless excluded from participation by the

Compensation Committee or as provided by Paragraph 10 hereof.

With respect to an individual who becomes an Eligible Employee during an Award Period, such individual shall become a

Participant, unless excluded from participation by the

Compensation Committee or as provided in Paragraph 10 hereof, and shall be eligible to receive an amount equal to the amount which

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would have been paid if the Participant had been an Eligible

Employee for the entire Award Period, multiplied by a fraction,

the numerator of which is the number of days during the Award

Period that the Participant was an Eligible Employee of the

Company and the denominator of which is the number of days in the

Award Period.

               (b)  Each Participant shall participate in the

Plan and earn Bonuses at one of six Bonus Levels, as set forth below:



               Bonus Level         Participant Group

               Tier I              CEO

               Tier II             COO

               Tier III            Executive Vice Presidents
                                   and Senior Vice Presidents

               Tier IV             Vice Presidents

               Tier V              Assistant Vice Presidents
                                   and Senior Directors

               Tier VI             Directors

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With respect to any Participant who was employed at more than one of the Bonus Levels during an Award Period, the total Bonus

amount for such Award Period for which such Participant shall be eligible shall be the sum of prorated Bonus payments

corresponding to the applicable Bonus Levels.  Each such prorated

Bonus payment shall equal the amount which would have been paid if the Participant had been an Eligible Employee at the

applicable Bonus Level for the entire Award Period, multiplied by a fraction, the numerator of which is the number of days during the Award Period that the Participant was employed at such Bonus

Level and the denominator of which is the number of days in the

Award Period.

                     5.   Company Performance Measures.  Under the

Plan, for each Award Period the Compensation Committee will

establish minimum, target and maximum performance goals for the

Company using one or more of the following business criteria (the

"Company Performance Measures"):  (a) earnings growth; (b) net sales; (c) cash flow; (d) return on capital; and (e) customer satisfaction.  In addition, the Compensation Committee will

establish relative weightings for the respective Company

Performance Measures being used.

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          6.   Individual Performance Measures.  Under the Plan,

for each Award Period the Company will establish individual or

"small team" performance goals for each Participant (the

"Individual Performance Measures").

                         7.   Establishment of Plan Components.

                              (a)  During the first ninety (90) days of

each Award Period, the Compensation Committee, after consultation with the CEO, will establish and approve the following components of the Plan for the Award Period:  (i) the Participants; (ii) the

minimum, target and maximum Company performance levels for each

Company Performance Measure being used; (iii) the relative

weightings of the respective Company Performance Measures being used; (iv) the target, minimum and maximum Bonus amounts (each expressed as a percentage of salary) at each Bonus Level; and (v)

the percentages of the Bonus amounts at each of the Bonus Levels which are attributable to the Company's performance and the

individual Participant's performance, respectively, during the

Award Period.

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               (b)  Attached to this Plan document as Exhibit A

is a table listing the  following components of the Plan for the

Company's current Fiscal Year, as determined by the Compensation

Committee:  (i) the Bonus Levels; (ii) the Participants in each

Bonus Level (classified by title of position held); (iii) the target Bonus amount for each Bonus Level (expressed as a

percentage of salary); and (iv) the percentages of the Bonus amounts at each of the Bonus Levels which are attributable to the

Company's performance and the individual Participant's

performance, respectively, during the Fiscal Year.

                              (c)  Attached to this Plan document as

Exhibit B is a table listing the following components of the Plan for the Company's current Fiscal Year, as determined by the

Compensation Committee:  (i) the Company Performance Measures

being used under the Plan for the Company's current Fiscal Year;

(ii) the relative weightings of each such Company Performance

Measure; and (iii) the minimum, target and maximum performance levels for each such Company Performance Measure.

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               (d)  Attached to this Plan document as Exhibit C

is a graph illustrating how the actual performance level for each

Company Performance Measure corresponds to an "incentive factor"

for the Company's current fiscal year, as determined by the

Compensation Committee.  The incentive factor shall be multiplied by the weighting assigned to the particular measure (as set forth on Exhibit B) in order to determine the actual resulting

incentive attributable to such measure.  Each such actual

resulting incentive shall be expressed as a percentage of the portion of a Participant's target Bonus amount attributable to company performance.

               (e)  Attached to this Plan document as Exhibit D

is a hypothetical example demonstrating how a particular

Participant's total Bonus amount for the Award Period

corresponding to the Company's current Fiscal Year would be

determined and calculated under the Plan, based upon the

assumptions contained therein.

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               (f)  During the first ninety (90) days of each

Award Period, the Company will prepare, and the Compensation

Committee will review and approve, new versions of Exhibits A, B,

C and D to this Plan document, which versions will describe the components of the Plan in effect during such Award Period and how

Bonus amounts for such Award Period will be determined and

calculated under the Plan.

                     8.   Determination of Bonus.  Within sixty (60) days

after the end of the Award Period, actual performance will be compared to the predetermined performance levels for both Company

Performance Measures and Individual Performance Measures, and the

resulting actual Bonus amounts for Participants will be reviewed by the CEO and submitted to the Compensation Committee for final approval.  Nothing in this Paragraph 8 shall be used to create any presumption that Bonuses under the Plan are the exclusive means of providing incentive compensation for Eligible Employees, it being expressly understood and agreed that the Compensation Committee has the authority to recommend to the Board of Directors payments to any of the Eligible Employees, in cash or otherwise, based on performance measures or otherwise, other than Bonuses under this

Plan to Participants.

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          9.   Payment of Awards.  Bonuses shall be paid in cash

within ninety (90) days after the end of the Award Period.

          10.  Termination of Employment.

               (a)  If a Participant's employment with the Company

has terminated during an Award Period, for any reason whatsoever,

with or without cause, then the Participant may not receive a Bonus for such Award Period, except as otherwise provided in Paragraph

10(b) below or in a separate written agreement between the Company and the Participant.

               (b)  If during an Award Period, a Participant

dies; becomes disabled; or retires on or after his Early

Retirement Date (as defined in the Company's defined benefit pension plan), such Participant (or the Participant's designated beneficiary) shall be paid an amount equal to the amount which would have been paid if the Participant had been employed by the

Company throughout the entire Award Period, multiplied by a

fraction, the numerator of which is the number of days during the

Award Period that the Participant was employed by the Company and the denominator of which is the number of days in the Award

Period.

          11.  Assignment and Alienation of Benefits.

               (a)  To the maximum extent permitted by law, a

Participant's right or benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge,

encumbrance or charge, and any attempt to anticipate, alienate,

sell, assign, pledge, encumber or charge the same shall be void.

No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

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               (b)  If any Participant becomes bankrupt or attempts

to anticipate, alienate, sell, assign, pledge, encumber, or charge any rights to a benefit hereunder, then such right or benefit, in the discretion of the Compensation Committee, may be terminated.

In such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant, his or her spouse,

children or dependents, or any of them, in such manner and portion as the Compensation Committee may deem proper.

          12.  Miscellaneous.

               (a)  The establishment of this Plan shall not be

construed as granting any Participant the right to remain in the employ of the Company, nor shall this Plan be construed as limiting the right of the Company to discharge a Participant from employment at any time for any reason whatsoever, with or without cause.

               (b)  The Company may withhold from any amounts

payable under the Plan such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or

regulation.

               (c)  The paragraph headings in this Plan are for

convenience only; they form no part of the Plan and shall not affect its interpretation.

               (d)  This Plan shall be governed by and construed in

accordance with the laws of the Commonwealth of Pennsylvania.

                              THE PEP BOYS - MANNY, MOE & JACK



                              By:

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